Exhibit 10.1

MERIDIAN BIOSCIENCE, INC.

2004 EQUITY COMPENSATION PLAN

As Amended and Restated

Through

January 22, 2008

MERIDIAN BIOSCIENCE, INC.
2004 EQUITY COMPENSATION PLAN

ARTICLE 1
OBJECTIVES

Meridian Bioscience, Inc. established this 2004 Equity Compensation Plan effective December 7, 2004 (the “Effective Date”). The Plan was Amended and Restated as of November 9, 2005 to reflect, among other things, changes in the number of Shares occasioned by the three-for-two split of the Common Shares which occurred September 2, 2005 and for other reasons on January 19, 2006 and January 22, 2008.  The purposes of this Plan are to enable the Company and its Subsidiaries to compete successfully in retaining and attracting key employees, directors and advisors of outstanding ability, to stimulate the efforts of such persons toward the Company’s objectives and to encourage the identification of their interests with those of the Company’s shareholders.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1.      “Advisor” means anyone who provides bona fide advisory or consultation services to the Company other than the offer or sale of securities in a capital-raising transaction.

2.2.      “Award” means any one or more of the following: (a) Stock Options, (b) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (c) Restricted Stock; (d) Performance Awards; and (e) other awards based in whole or in part by reference to or otherwise based on the Company’s Common Shares, or other securities of the Company or any Subsidiary.

2.3.      “Award Agreement” means a written agreement setting forth the terms of an Award.

2.4.      “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

2.5.      “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

2.6.      “Board” means the Board of Directors of the Company.

2.7.      “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.8.      “Committee” means the committee appointed by the Board and consisting of one or more Directors who qualify as Non-Employee Directors as defined by Rule 16b-3(b)(3)(i). To the extent that it is desired that compensation resulting from an Awardbe excluded from the deduction limitation of Section 162(m) of the Code, all members of the Committee granting an Award also shall be “outside directors” within the meaning of Section 162(m).

2.9.      “Covered Employee” means an employee covered by Section 162(m) of the Code, which as of the effective date of this Plan includes any individual who, on the last day of the taxable year is the Chief Executive Officer (or person acting in that capacity) or one of the four highest compensated Officers (other than the Chief Executive Officer) as determined under rules of the Securities and Exchange Commission.

2.10.    “Director” means a member of the Board.

2.11.    “Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

2.12.    “Eligible Employee” means anyone, other than one who receives retirement benefits, consulting fees, honorariums, and the like from the Company, who performs services for the Company or a Subsidiary, including an Officer or Director of the Company or a Subsidiary, compensated on a regular basis by the Company or a Subsidiary.

2.13.    “Fair Market Value” means the last closing price for a Common Share on the NYSE, NASDAQ or any stock exchange or national trading or quotation system on which such sales of Common Shares are reported. If the Common Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

2.14.    “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.

2.15.    “Non-Employee Director” means each Director of the Company or its subsidiaries, now serving as a Director or elected hereafter, who is not also an employee of the Company or any of its subsidiaries.

2.16.    “Non-Qualified Option” means any Stock Option that is not an Incentive Option.

2.17.    “Non-Tandem SAR” means a Stock Appreciation Right granted without reference to a Stock Option.

2.18.    “Officer” means the president, principal financial officer, principal accounting officer, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other officer who performs a significant policy-making function.

2.19.    “Option Price” or “Exercise Price” means the price per Common Share at which a Common Share may be purchased upon the exercise of a Stock Option or an Award.

2.20.    “Other Stock Unit Awards” shall have the meaning set forth in Section 10.1 hereof.

2.21.    “Participant” means a person to whom an Award has been made pursuant to this Plan.

2.22.    “Performance Award” means an Award of a fixed number of Common Shares or cash conditioned upon meeting performance criteria granted to a Participant pursuant to Article 9.

2.23.    “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals established by the Committee with respect to such an Award are to be measured.

2.24.    “Plan” means this 2004 Equity Compensation Plan, as amended from time to time.

2.25.    “Reference Option” shall have the meaning set forth in Section 0 hereof.

2.26.    “Restricted Period” means the period of not less than three years following the date of grant of any Restricted Stock Award, unless otherwise provided by the Committee in the related Award Agreement.

2.27.    “Restricted Stock” means Common Shares issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

2.28.    “Restricted Stock Award” means an Award of a fixed number of Common Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

2.29.    “Retirement” means termination of employment or service from the Company, other than a termination for the reasons specified in Sections 12.1.3 or 12.1.4 and other than by death or Disability by an employee or a Director who is at least 65 years of age, or 55 years of age with at least ten years of employment with, or service on the Board of, the Company or a Subsidiary.

2.30.    “Rule 16b-3” mean Securities and Exchange Commission Regulation Section 240.16b-3 or any corresponding successor regulation.

2.31.    “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, cash and/or Common Shares equal in value to the excess of the FairMarket Value of one Common Share on the date of exercise of the SAR over the reference price per Common Share established on the Grant Date of the SAR

.

2.32.    “Stock Option” means the right to purchase Common Shares granted pursuant to 0.

2.33.    “Subsidiary” means any corporation, partnership, joint venture, or other entity of which the Company owns or controls, directly or indirectly, 25% or more of the outstanding voting stock, or comparable equity participation and voting power, or which the Company otherwise controls, by contract or any other means. However, when the term “Subsidiary” is used in the context of an Award of an Incentive Option, the applicable percentage shall be 50%. “Control” means the power to direct or cause the direction of the management and policies of a corporation or other entity.

2.34.    “Tandem SAR” means a Stock Appreciation Right granted with reference to a Stock Option.

2.35.    “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

ARTICLE 3
ADMINISTRATION

3.1.      Committee.  This Plan shall be administered and interpreted by the Committee.

3.2.      Awards.   The Committee is authorized to grant (i) Stock Options; (ii) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (iii) Restricted Stock; (iv) Common Shares conditioned upon meeting performance criteria; and (v) other awards based in whole or in part by reference to or otherwise based on the Company’s Common Shares, or other securities of the Company or any Subsidiaries (collectively, the “Awards”). In particular, the Committee shall have the authority:

3.2.1      to select the persons to whom Awards may be granted;

3.2.2      to determine the types and combinations of Awards to be granted;

3.2.3      to determine the number of Common Shares or monetary units which may be subject to each Award;

3.2.4      to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award, including, but not limited to, the term, price, exercisability, method of exercise, any restriction or limitation on Transfer, any vesting schedule or acceleration, the application of performance goals as set forth in Section 9.1.2, or any forfeiture provisions or waiver, regarding any Award, and the related Common Shares, based on such factors as the Committee shall determine; and

3.2.5      to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vesting of, any outstanding Award, as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan for those Awards intended to be Incentive Options or meet the conditions of Section 162(m) of the Code, but no such changes shall impair the rights of any Participant without his or her consent.

3.3.            Guidelines.  The Committee is authorized to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.

3.4.            Delegation of Authority.   The Committee may delegate its authority to Officers of the Company and its administrative duties to Officers or employees of the Company except with respect to persons who are senior Officers of the Company as defined by the Committee and except where performance goals for particular compensation grants are intended to be excluded from the deduction limitation imposed by Section 162(m) of the Code.

3.5.            Decisions Final.   Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

ARTICLE 4
COMMON SHARES SUBJECT TO PLAN

4.1.            Common Shares.   Subject to adjustment as provided in Section 4.2, the number of Common Shares which may be issued under this Plan shall not exceed 3,000,000 Common Shares. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of Common Shares not acquired that are subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Common Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Common Shares underlying a canceled Stock Option shall be counted against the maximum number of Common Shares for which Stock Options may be granted to an Eligible Employee or Advisor. The repricing of Stock Options shall be strictly prohibited under this Plan.

4.2.            Adjustment Provisions.

4.2.1      If the Company shall at any time after November 9, 2005 change the number of issued Common Shares, without new consideration to the Company, bystock dividend, split, combination, recapitalization, reorganization, exchange of Common Shares, liquidation or other change in corporate structure affecting the Common Shares, or make a distribution of cash or property which has a substantial impact on the value of issued Common Shares, the total number of Common Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Common Shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Award shall not be changed.

4.2.2     The Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving entity, upon such terms and conditions as it may deem equitable and appropriate.

4.3.            Merger, Dissolution or Liquidation.   Upon the dissolution or liquidation of the Company or any merger, consolidation, exchange or other transaction in which the Company is not the surviving entity or in which 75% or more of the outstanding Common Shares of the Company are converted into cash, other securities or other property, each outstanding Award shall terminate as of a date fixed by the Committee provided that not less than twenty days written notice of the date of expiration shall be given to each holder of an Award and each outstanding Award shall be fully vested and each such holder shall have the right during such period following notice to exercise the Award as to all or any part of the Common Shares for which it is exercisable.

4.4.            Change of Control.   If a Participant’s employment or service is involuntarily terminated without cause (as determined by the Committee in its sole discretion) during the twenty-four month period following a Change in Control of the Company, all outstanding Awards shall become immediately exercisable in full. For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or William J. Motto and his heirs, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under that Act, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new Director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Notwithstanding any other provision of this Plan, in the event of a Change in Control, the Committee may, in its sole discretion, provide that each Stock Option or SAR shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within sixty days of the Change in Control in an amount equal to the amount by which the price per Common Share in connection with the Change in Control exceeds the purchase price per Common Share under the Award Agreement for any Stock Option or SAR multiplied by the number of Common Shares granted under the Award Agreement for any Stock Option or SAR.

ARTICLE 5
DURATION OF PLAN

This Plan shall terminate on the tenth anniversary of the Effective Date, unless terminated sooner by the Board pursuant to 0. The provisions of the Plan shall remain operative with respect to all outstanding Awards until their expiration.

ARTICLE 6
STOCK OPTIONS

6.1.            Grants.  Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted shall be designated as either a Non-Qualified Option or an Incentive Option and in each case such Stock Option may or may not include Stock Appreciation Rights. One or more Stock Options and/or Stock Appreciation Rights may be granted to any Eligible Employee or Advisor, except that no person shall receive during any 12-month period Non-Qualified Stock Options and Stock Appreciation Rights covering more than 112,500 Common Shares and only Non-Qualified Options may be granted to Advisors.

6.2.            Incentive Options.  Any Stock Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Stock Options granted under the Plan plus the following specific provisions:

6.2.1       If an Incentive Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then

6.2.1.1   the Option Price must equal at least 110% of the Fair Market Value on the Grant Date; and

6.2.1.2   the Term of the Incentive Option shall not be greater than five years from the Grant Date.

6.2.2       The aggregate Fair Market Value of Common Shares, determined at the Grant Date, with respect to Incentive Options that may be exercised for the first time by any individual during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000. To the extent that the aggregate Fair Market Value of Common Shares with respect to which IncentiveOptions are exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Incentive Options shall be treated as Non-Qualified Options.

6.2.3        Qualification under the Code.   Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

6.2.4        Limitation on Incentive Options.   The aggregate number of Common Shares under this Plan that may be issued with respect to Incentive Options shall not exceed the total number of Shares authorized for the Plan.

6.3.        Terms of Stock Options.   Except as otherwise required by Subsection 6.2, Stock Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan pertaining to Incentive Options and options intended to meet the conditions of Section 162(m) of the Code, as the Committee shall deem desirable:

6.3.1        Option Price.   The Option Price shall be determined by the Committee at the time of grant, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

6.3.2        Option Term.   The Option Term shall be fixed by the Committee, but no Incentive Option shall be exercisable more than ten years after its Award Date.

6.3.3        Exercisability.   A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that a Stock Option may not be exercised as to less than Twenty-Five Common Shares at any one time or the total number available for exercise at that time.

6.3.4        Method of Exercise.   A Stock Option may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash or through the tender of previously-owned Shares which for such purposes shall be valued at their Fair Market Value unless some other form of consideration is approved by the Committee. Once delivered, an exercise shall be irrevocable.

6.3.5         Transferability of Stock Options.   Stock Options shall be Transferable as provided in Article 11.

6.3.6         Termination.   Stock Options shall terminate in accordance with Article 12.

6.3.7         Buyout and Settlement Provisions.   The Committee may at any time offer to buy out a Stock Option previously granted, based on such terms and conditions as the Committee shall establish; however, such terms shall not effectively reprice the options (offer to buy out option shall not exceed the difference between the Fair Market Value of the Common Share and the Exercise Price on the date of the offer) and in no event shall the Committee without approval of the Company's shareholders within twelve (12) months of the date of such Committee action, buy out a Stock Option previously granted with an Exercise Price on the date of such buy out greater than the Fair Market Value of the Common Shares underlying such Stock Option.

6.4.            Award of Non-Qualified Options to Non-Employee Directors.

6.4.1         Grants. Each Non-Employee Director shall be granted a Non-Qualified Option for 7,500 Common Shares, or such other number as may be determined by the Board of Directors from time to time, upon appointment or election as a Director and immediately after each subsequent Annual Shareholders’ Meeting if such person is serving as a Director at such time either by virtue of being re-elected or by virtue of serving a term in excess of one year. All grants shall be made on the date of the event giving rise to the Non-Qualified Option. Such grants shall continue until the number of Common Shares provided for in this Plan in Article 4 are exhausted. The number of Common Shares specified herein shall be subject to change in accordance with the adjustment provisions provided by Section 4.2.

6.4.2        Terms and Conditions of Options Granted to Non-Employee Directors.

6.4.2.1     The Term of all Options shall be ten years from the Award Date.

6.4.2.2     The Option Price of all Options shall be the Fair Market Value of a Common Share on the Award Date.

6.4.2.3     All Options shall become vested to the extent of 25% at the completion of each ninety day period following the date of grant.

6.4.2.4      All Options shall be exercisable in the manner provided in Subsections 6.3.3 and 6.3.4.

6.4.2.5     All Options shall be Transferable as provided in Article 11 and shall terminate only upon the expiration of their term or in accordance with Section 6.4.3.

6.4.3        Automatic Termination of Non-Qualified Option.   Notwithstanding anything contained herein to the contrary, if at any time a holder of an Option granted to a Non-Employee Director under this Plan becomes an employee, Officer or Director of or a consultant to an entity which the Committee determines is a competitor of the Company, such Option shall automatically terminate as of the date such conflicting relationship was established.

6.4.4        The provisions of this Section 6.4 replace the 1999 Directors’ Stock Option Plan.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1.          Grants.  The Committee may, in its discretion, grant SARs to any Eligible Employee, Advisor and/or Non-Employee Director. A SAR may be granted either with or without reference to all or any part of a Stock Option. A “Tandem SAR” is a SAR granted with reference to a Stock Option (the “Reference Option”). A “Non-Tandem SAR” is a SAR granted without reference to a Stock Option. If the Reference Option is a Non-Qualified Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

7.2.          Term.  A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option. A Non-Tandem SAR may have a term no longer than ten years from its Grant Date.

7.3.          Exercise.  A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement. Written notice of any exercise must be given in the form prescribed by the Committee.

7.4.          Payment.  For purposes of payment of a SAR, the reference price per Common Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair Market Value of a Common Share on the Grant Date in the case of a Non-Tandem SAR. The Committee shall determine the form of payment.

7.5.          Transferability and Termination.  SARs shall be Transferable as provided in Article 11 and shall terminate in accordance with Article 12.

ARTICLE 8
RESTRICTED AND UNRESTRICTED STOCK AWARDS

8.1.          Grants of Restricted Stock Awards.   The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee, Advisor and/or Non-Employee Director. Each Restricted Stock Award shall specify the number of Common Shares to be issued to the Participant, the date of such issuance, the price, if any (as required by applicable law), to be paid for such Common Shares by the Participant and the restrictions imposed on such Common Shares. The Committee may grant Restricted Stock Awards subject to the attainment of specified performance goals as set forth in Section 9.1.2, continued employment or such other limitations or restrictions as the Committee may determine.

8.2.          Terms and Conditions of Restricted Stock Awards.   Restricted Stock Awards shall be subject to the following provisions:

8.2.1       Issuance of Common Shares.   Common Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

8.2.2       Stock Powers and Custody.  If Common Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. If any stock certificates are issued in respect of Common Shares of Restricted Stock awarded under this Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may also require that the certificates evidencing Restricted Stock be held in custody by the Company until the restrictions on them shall have lapsed.

8.2.3        Shareholder Rights.  Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Stock until they are fully vested.

8.2.4       Termination of Employment.   Upon termination of employment during the Restricted Period, all Restricted Stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, Retirement, Disability, death or special circumstances.

8.3.            Unrestricted Stock Awards.  The Committee may make awards of unrestricted Common Shares to key Eligible Employees, Advisors and/or Non-Employee Directors in recognition of outstanding achievements or contributions by such employees and/or advisors. Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Common Shares shall be registered in the name of the Participant and delivered to the Participant.

ARTICLE 9
PERFORMANCE AWARDS

9.1.          Performance Awards.

9.1.1     Grant.   The Committee may, in its discretion, grant Performance Awards to Eligible Employees and Advisors. A Performance Award shall consist of the right to receive either Common Shares or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period or a fixed dollar amount payable in cash or Common Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Employees and Advisors to whom and the time or times at which Performance Awards shall be granted, the number of Common Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Subsection 9.2

9.1.2     Criteria for Award.   The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals, including but not limited to, appreciation in the Fair Market Value, book value or other measure of value of the Common Shares; the performance of the Company or groups within the Company based on increases in sales, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, cash flow, favorable comparison to established budgets, return on stockholders’ equity, return on assets, attainment of strategic and operational initiatives, market share, comparisons with various stock market indices, reduction in costs or a combination of such factors; personal performance measures or such other similar factors or criteria as the Committee shall determine

9.2.        Terms and Conditions of Performance Awards.   Performance Awards shall be subject to the following terms and conditions:

9.2.1     Dividends.   Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to dividends declared during the Performance Period with respect to any Common Shares covered by a Performance Award will not be paid to the Participant.

9.2.2     Payment.   Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or a combination of both, as the Committee may determine, shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

9.2.3     Transferability.   Performance Awards shall be Transferable as provided in Article 11.

9.2.4     Termination of Employment or Advisory Relationship.   Subject to the applicable provisions of the Award Agreement and this Plan, upon termination of a Participant’s employment or advisory relationship with the Company or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

9.2.5     Tax Considerations.   The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under this Plan, being granted to any Eligible Employee or Advisor is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures discussed herein or otherwise determined by the Committee, to the extent required by section 162(m) of the Code.

ARTICLE 10
OTHER STOCK UNIT AWARDS

10.1.      The Committee is authorized to grant to employees of the Company and its affiliates, either alone or in addition to other Awards granted under this Plan, Awards of Common Shares or other securities of the Company or any Subsidiary of the Company and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any subsidiary of the Company (“Other Stock Unit Awards”). Other Stock Unit Awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

10.2.      The Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such Awards are to be made, the number of Common Shares to be granted pursuant to such Awards and all other conditions of such Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. The recipient shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities which constitute Other Stock Unit Awards prior to the later of: (i) the date on which the Common Shares or other securities are issued, or (ii) the date on which any applicable restrictions, performance or deferral period lapses. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the Fair Market Value of such Common Shares or other securities on the Grant Date, unless the Committee otherwise elects. Unless the Committee determines otherwise to address specific considerations, Other Stock Unit Awards granted under this Plan shall have a vesting period of not less than one year.

ARTICLE 11
TRANSFERABILITY OF AWARDS

Awards and benefits payable under this Plan shall not be Transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution or, in the case of an Incentive Option, except by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. Awards shall be exercisable during a Participant’s lifetime only as set forth in the preceding sentence by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

Notwithstanding the above, the Committee may, with respect to particular Awards, other than Incentive Options, establish or modify the terms of the Awards to allow the Awards to be Transferred, at the request of the Participant, to trusts established by the Participant or as to which the Participant is a grantor or to family members of theParticipant or otherwise for personal and tax planning purposes of the Participant. If the Committee allows such Transfer, such Awards shall not be exercisable for a period of not less than six months following the action of the Committee. To the extent the Committee action allowing such Transfer occurs within the last six months of the term of any Award granted under this Plan, other than an Incentive Option, the term of such Award shall automatically be extended for a period necessary to accommodate the exercise limitation discussed in the preceding sentence or by such other period as determined by the Committee. In no event can a SAR be Transferred if it was issued as a Tandem SAR with an Incentive Option as a Reference Option unless the SAR is Transferred with the Incentive Option and the Transfer satisfies the other terms of this Plan.

ARTICLE 12
TERMINATION OF AWARDS

12.1.     Termination of Awards.   All Awards issued under this Plan, except for those issued to Non-Employee Directors as provided in Section 6.4, shall terminate as follows:

12.1.1    At Expiration of Term.   During any period of continuous employment or business relationship with the Company or a Subsidiary, an Award will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan. For these purposes, any leave of absence approved by the Company shall not be deemed to be a termination of employment, nor shall such approved leave of absence toll the Term of any Award whereby the Term of an Award would be extended to account for the time of the approved leave of absence.

12.1.2    Death, Disability or Retirement.   If a Participant’s employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one year following termination of employment, death or Disability, and ninety days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated Term of such Award, whichever period is shorter.

12.1.3    Termination for Cause.   Awards shall terminate immediately if employment is terminated for Cause or by voluntary action of the Participant without the consent of the Company. “Cause” is defined as including, but not limited to, theft of or intentional damage to the Company’s property, intentional harm to the Company’s reputation, material breach of the Participant’s duty of fidelity to the Company, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of the Company’s policies, or trading in Common Shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.

12.1.4    Employment and Noncompetition Agreements.   If an individual holding an Award violates any term of any written employment, confidentiality or noncompetition agreement between the Company and that person, all existing Awards held by such person will terminate immediately. In addition, if at any time of such violation such person has exercised an Award for Common Shares but has not received certificates for the Common Shares to be issued, the Company may void the Award and its exercise. Any such actions by the Company shall be in addition to, and not in lieu of, any other rights or remedies available to the Company in such circumstances.

12.1.5    Other.  Except as provided above in this Section 12.1, unless otherwise determined by the Committee at or after grant, if a Participant’s employment by, or business relationship with, the Company or a Subsidiary terminates for any reason other than death, as provided above, the Award will terminate on the earlier to occur of the stated expiration date or ninety days after termination of the employment or business relationship. If a Participant dies during the ninety day period following the termination of the employment or business relationship, any unexercised Award held by the Participant, or transferred by the Participant in accordance with Article 11, shall be exercisable, to the full extent that such Award was exercisable at the time of death, by the heirs, beneficiaries or legal representative of the estate of the Participant, for a period of one year after the date of termination of employment of the Participant or until the expiration of the stated term of the Award, whichever occurs first.

12.2.       Acceleration of Vesting and Extension of Exercise Period Upon Termination.

12.2.1    Notwithstanding anything contained in this Article 12, upon the termination of employment of a Participant who is not an Officer or Director of the Company, for reasons other than those provided in Sections 12.1.3 and 12.1.4, the Committee may, in its sole discretion, accelerate the vesting of all or part of any Awards held by such terminated Participant, or Transferred by the Participant in accordance with Article 11, so that such Awards are fully or partially exercisable as of the date of termination, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award. Under the Code, extensions of the Term of Incentive Options will cause the Option to become non-qualified unless the exercise price is reset to be at least equal to the Fair Market Value on the date of extension and the other requirements of an Incentive Option are satisfied at that time.

12.2.2    Except as provided in Section 12.2.1 or Section 4.2, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Participant, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Common Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.

ARTICLE 13
DEFERRALS

The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish.

ARTICLE 14
TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may at any time, amend, in whole or in part, any provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. No amendment shall, without shareholder approval, increase the number of Common Shares available under the Plan, increase the number of Common Shares for which Incentive Options may be granted, cause the Plan or any Award granted to Covered Employees under the Plan to fail to meet the conditions for exclusion of application of the $1,000,000 deduction limitation imposed by the Section 162(m) of the Code where the Award was granted with the intention of avoiding such limitations, or without the consent of the Participant.

ARTICLE 15
GENERAL PROVISIONS

15.1.     No Right to Continued Employment or Business Relationship.  Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of, or in any business relationship with, the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate such employment or business relationship at any time.

15.2.     No Right to Award.  No Eligible Employee, Advisor or Non-Employee Director shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award or Stock Option. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Affiliate and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments.

15.3.     No Claim/Uniformity.  Except as provided in Section 6.4, no Eligible Employee, Advisor or Non-Employee Director shall have any claim to receive any Award under this Plan, and there is no obligation for uniformity of treatment of Participants under this Plan.

15.4.     Acceptance of Award Agreement.  The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

15.5.     Certificates for Common Shares.  All certificates for Common Shares delivered under this Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to such restrictions.

15.6.     No Offer to Sell Securities.  No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the federal securities laws and any other laws to which such offer, if made, would be subject.

15.7.     Other Plans.  The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, Disability or other Retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

15.8.     Withholding of Taxes.  The Company may deduct from any payment to be made pursuant to this Plan, or otherwise require, prior to the issuance or delivery of any Common Shares or the payment of any cash to a Participant, or at any time thereafter as requested by the Company (including without limitation at such time that a Participant makes an election under section 83(b) of the Code), payment by the Participant of any Federal, state, local or foreign taxes required by law to be withheld. The Company may withhold from payroll and/or any other amounts payable to the Participants all sums required to satisfy such tax obligations. In addition, the Committee may permit any such withholding obligations to be satisfied by reducing the number of Common Shares otherwise deliverable or by accepting the delivery of previously owned Common Shares. Any fraction of a Common Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

15.9.     Reimbursement of Taxes.  The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

15.10.   Grants to Covered Employees.   Notwithstanding anything to the contrary in this Plan, Awards granted under the Plan to Covered Employees may be granted in a manner such that the Company’s income tax deduction for the compensation attributable to the Awards is not limited to the deduction restriction imposed by Section 162(m) of the Code (“Performance-Based Awards”).

15.11.   Governing Law.   This Plan and actions taken in connection with it shall be governed by the laws of Ohio without regard to the principles of conflict of laws.

15.12.   Liability.   No employee of the Company nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

15.13.   Severability.   If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

15.14.   Shareholder Approval.   This Plan was approved by shareholders at the Company’s 2005 Annual Shareholders’ Meeting and amended in certain respects by the Board of Directors and restated January 22, 2008.